UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-11(c) or § 240.14a-12

Nuveen Global Cities REIT, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nuveen Global Cities REIT, Inc.

IMPORTANT NOTICE:

Please exercise your right to vote as soon as possible!

Dear Stockholder:

We recently sent you proxy materials concerning important proposals affecting your investment in Nuveen Global Cities REIT, Inc. (the “Company”), which will be considered at an Annual Meeting of Stockholders of the Company on June 1, 2022, at 9:00 a.m., Eastern Time. In light of the public health concerns regarding the coronavirus pandemic (COVID-19), the Annual Meeting will be held in a virtual meeting format only, which will be conducted online via live webcast. This letter was sent to you because you held shares in the Company on April 2, 2022 and we have not received your vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS AND ELIMINATES PHONE CALLS TO STOCKHOLDERS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to www.proxy-direct.com or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call 800-337-3503. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposals that you and other stockholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Company’s proxy solicitor, toll free at 1- 888-456-7087. View or download the Proxy Statement at: https://www.nuveen.com/gcreit/literature.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.